Exhibit 4.4

EIGHTH SUPPLEMENTAL INDENTURE
EIGHTH SUPPLEMENTAL INDENTURE, dated as of January 25, 2019 (this “Supplemental Indenture”), among NGL Energy Partners LP, a Delaware limited partnership (“NGL LP”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with NGL LP, the “Issuers”), NGL South Ranch, Inc., a New Mexico corporation and Subsidiary of NGL LP (“South Ranch”), NGL Water Solutions - Orla SWD, LLC, a Delaware limited liability company and a Subsidiary of NGL LP (“Orla SWD” and, together with South Ranch, the “Guaranteeing Subsidiaries”, and in such capacity, each a “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to below), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee an indenture, dated as of July 9, 2014 (the “Original Indenture”), providing for the issuance by the Issuers of 5.125% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of July 31, 2014 (the “First Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Second Supplemental Indenture, dated as of December 1, 2014, (the “Second Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Third Supplemental Indenture, dated as of February 17, 2015, (the “Third Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture, dated as of August 21, 2015, (the “Fourth Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Fifth Supplemental Indenture, dated as of October 18, 2016, (the “Fifth Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Sixth Supplemental Indenture, dated as of February 21, 2017, (the “Sixth Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the Seventh Supplemental Indenture, dated as of July 18, 2018, (the “Seventh Supplemental Indenture”), pursuant to which certain Subsidiaries of NGL LP became Guarantors;

WHEREAS, the Original Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, is referred to herein as the “Indenture”;

WHEREAS, the Indenture provides that under certain circumstances, each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.
EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of a Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or such Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.	NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuers.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

NGL SOUTH RANCH, INC.

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

NGL WATER SOLUTIONS - ORLA SWD, LLC

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

ISSUERS:

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings, LLC,
its general partner

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

(Signature Page to Eighth Supplemental Indenture)

EXISTING GUARANTORS:
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL CRUDE LOGISTICS, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE CUSHING, LLC
ANTICLINE DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
NGL WATER SOLUTIONS DJ, LLC
NGL MARINE, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL MILAN INVESTMENTS, LLC
GRAND MESA PIPELINE, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC
NGL ENERGY EQUIPMENT LLC
CHOYA OPERATING, LLC
NGL WATER PIPELINES, LLC

By:	/s/ Robert W. Karlovich III

Name:	Robert W. Karlovich III

Title:	Executive Vice President and Chief Financial Officer

(Signature Page to Eighth Supplemental Indenture)

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger

Name:	Michael K. Herberger

Title:	Vice President

(Signature Page to Eighth Supplemental Indenture)